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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-24669, 33-93540, 333-51623, 333-93923, 333-83781, 333-83781-01 and 333-60436
of Summit Properties Inc. on Form S-3, and Registration Statement Nos. 333-88202, 333-78 and 333-79897 on Form S-8, of our report dated January 23, 2002, appearing in this Annual Report on Form 10-K of Summit Properties Inc. for the year ended December 31, 2001.

/s/ DELOITTE & TOUCHE
Charlotte, North Carolina
March 14, 2002